UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  May 16, 2018

(Date of Earliest Event Reported)

CAPSTEAD MORTGAGE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08896	75-2027937
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8401 North Central Expressway Suite 800 Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 874-2323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12).

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of stockholders was held on May 16, 2018.  As of March 23, 2018, the record date for the annual meeting, there were 92,512,913 shares outstanding and entitled to vote.  At the annual meeting 83,828,061 shares, or approximately 90.61% of the eligible voting shares, were represented either in person or by proxy.

At the meeting, the stockholders voted on the following items:

1.

Proposal (1) to elect eight nominees to our board of directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified.  The following nominees were elected to the board (constituting the entire board), with the voting results for each nominee as shown:

			Withhold/	Broker
Name	For	Against	Abstain	Non-votes

Jack Bernard	58,615,709	1,814,484	492,830	22,905,038
Jack Biegler	59,017,669	1,411,473	493,881	22,905,038
Michelle P. Goolsby	59,401,669	1,026,632	494,722	22,905,038
Gary Keiser	58,817,310	1,603,226	502,487	22,905,038
Christopher W. Mahowald	38,340,627	22,081,127	501,269	22,905,038
Michael G. O’Neil	58,454,603	1,976,269	492,151	22,905,038
Phillip A. Reinsch	59,077,208	1,146,210	699,605	22,905,038
Mark S. Whiting	59,003,127	1,430,215	489,681	22,905,038

2.	Proposal (2) to approve on an advisory (non-binding) basis our 2017 executive compensation. This proposal was approved by the votes indicated below:

			Broker
For	Against	Withhold/Abstain	Non-votes

58,639,189	1,842,633	441,201	22,905,038

3.

Proposal (3) to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.  This proposal was approved by the votes indicated below:

			Broker
For	Against	Withhold/Abstain	Non-votes

82,264,180	1,229,403	334,478	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTEAD MORTGAGE CORPORATION

May 17, 2018	By:	/s/ Lance J. Phillips
Lance J. Phillips
Senior Vice President, Chief Financial Officer
and Secretary